Exhibit 10.5

SECOND AMENDMENT TO
REVOLVING CREDIT AND SECURITY AGREEMENT

This Second Amendment to Revolving Credit and Security Agreement (this “Amendment”) is made as of this 2nd day of October, 2014, by and among TRG CUSTOMER SOLUTIONS, INC. d/b/a IBEX Global Solutions (together with any Person joined to the Loan Agreement as a borrower, collectively the “Borrowers”), the financial institutions which are now or which hereafter become party to the Loan Agreement as lenders (collectively, the “Lenders”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”) and as a Lender.

BACKGROUND

A.         On November 8, 2013, Borrowers, Lenders and PNC as a Lender and as Agent entered into that certain Revolving Credit and Security Agreement (as same has been or may be amended, restated, modified, renewed, extended, replaced or substituted from time to time, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

B.          Events of Default have occurred under the Loan Agreement by reason of (i) Borrowers’ incurrence of $4,400,000 of unsecured Indebtedness to IBM Credit LLC and CIT Finance LLC that does not constitute Permitted Indebtedness, in violation of Section 7.8 of the Loan Agreement, (ii) Borrowers’ permitting the amount of outstanding Receivables owing to the Borrowers from their Affiliates and Subsidiaries to exceed $3,000,000 in the aggregate at any time on or after June 30, 2014, in violation of Section 7.21 of the Loan Agreement, (iii) Borrowers’ violation of Section 7.6 of the Loan Agreement by permitting their Capital Expenditures to exceed $3,000,000; and (iv) Borrowers’ failure to comply with the terms of Section 9.12 of the Loan Agreement (such Events of Default, the “Existing Defaults”),

C.          Borrowers have informed Agent that Borrowers wish to (1) incur unsecured Indebtedness in an amount not to exceed $5,600,000 during Borrowers’ 2015 fiscal year to finance Capital Expenditures (the “Capital Expenditures Indebtedness”).

D.          Borrowers have requested that Agent and Lenders (i) waive the Existing Defaults, (ii) consent to the incurrence of the Capital Expenditures Indebtedness, and (iii) modify certain definitions, terms and conditions in the Loan Agreement, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

Section 1          Waiver

Upon the Effective Date (as defined below), Agent and Lenders hereby waive the Existing Defaults; provided, however that such waiver shall in no way constitute a waiver of any other Default or Event of Default which may have occurred but which is not specifically referenced as an Existing Default, nor shall this waiver obligate Agent or Lenders to provide any further waiver of any other Default or Event of Default (whether similar or dissimilar, including any further Default or Event of Default resulting from a failure to comply with the terms of the Loan Agreement). Other than in respect of the Existing Defaults, this waiver shall not preclude the future exercise of any right, power, or privilege available to Agent or Lenders whether under the Loan Agreement, the Other Documents or otherwise.

Section 2          Consent

(a)          Notwithstanding anything to the contrary in the Loan Agreement, Agent and Lenders hereby consent to the incurrence of the Capital Expenditures Indebtedness in an amount not to exceed $5,600,000. This consent shall be effective only as to the Capital Expenditures Indebtedness. This consent shall not be deemed a consent to the breach by Borrowers of other covenants or agreements contained in the Loan Agreement or Other Documents with respect to any other transaction or matter. Borrowers agree that the consent set forth in the preceding paragraphs shall be limited to the precise meaning of the words as written therein and shall not be deemed (i) to be a consent to, or any waiver or modification of, any other term or condition of the Loan Agreement or any Other Document, or (ii) to prejudice any right or remedy that Agent or Lenders may now have or may in the future have under or in connection with the Loan Agreement or any Other Document other than with respect to the matters for which the consent in the preceding paragraphs has been provided.

(b)          Other than as described in this Amendment, the consent described in the preceding paragraph shall not alter, affect, release or prejudice in any way any of the Obligations under the Loan Agreement. This consent shall not be construed as establishing a course of conduct on the part of Agent or Lenders upon which the Borrowers may rely at any time in the future. Borrowers expressly waive any right to assert any claim to such effect at any time.

Section 3          Amendments to Loan Agreement

(a)          Capital Expenditures. On the Effective Date, Section 7.6 of the Loan Agreement shall be amended and restated to read as follows:

7.6.          Capital Expenditures. Contract for, purchase or make any expenditure or commitments for Capital Expenditures (i) for the period from the Closing Date through and including June 30, 2015 in an aggregate amount for all Borrowers in excess of $8,000,000 (including the aggregate amount of Capital Expenditures Indebtedness), or (ii) in any fiscal year thereafter in an aggregate amount for all Borrowers in excess of $5,000,000.

(b)          Affiliate Payables. On the Effective Date, Section 7.21 of the Loan Agreement shall be amended and restated to read as follows:

7.21.        Affiliate Payables. Permit (a) the terms of any accounts payable due to any Affiliate or Subsidiary of any Borrower to be modified in any manner that is adverse to any Borrower, or (b) the amount of outstanding Receivables owing to the Borrowers from their Affiliates and Subsidiaries to exceed (x) $3,700,000 in the aggregate at any time during the period beginning on July 1, 2014 and ending on December 30, 2014, or (y) $2,500,000 in the aggregate at any time on or after December 31, 2014.

Section 4          Representations, Warranties and Covenants of Borrowers

Each Borrower hereby represents and warrants to and covenants with the Agent and the Lenders that:

(a)          such Borrower reaffirms all representations and warranties made to Agent and Lenders under the Loan Agreement and all of the Other Documents (as described and defined in the Loan Agreement) and confirms that after giving effect to this Amendment all are true and correct in all material respects as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date);

(b)  from and after the Effective Date, such Borrower reaffirms all of the covenants contained in the Loan Agreement (as amended hereby) (including without limitation, all covenants to pay fees, costs and expenses contained therein), covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers to Agent and Lenders under the Loan Agreement of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders (other than contingent indemnification obligations which survive termination of the Loan Agreement);

(c)          after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under the Loan Agreement or the Other Documents (as described and defined in the Loan Agreement);

(d)          such Borrower has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary limited liability company or corporate action, as applicable, and that the officer executing this Amendment on its behalf was similarly authorized and empowered, and that this Amendment does not contravene any provisions of its certificate of incorporation or formation, operating agreement, bylaws, or other formation documents, as applicable, or of any material contract or agreement to which it is a party or by which any of its properties are bound; and

(e)          this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

Section 5          Conditions Precedent/Effectiveness Conditions

This Amendment shall be effective upon the date of satisfaction of all of the following conditions precedent (the “Effective Date”):

(a)          Agent shall have received payment in cash of a non-refundable amendment fee in the amount of $30,000, which amount shall be deemed to be fully earned as of the date of this Amendment, and which Agent is authorized to charge to Borrowers’ Account as of the date hereof;

(b)          Agent shall have received this Amendment fully executed by the Borrowers;

(c)          Agent shall have received such other documents as Agent or counsel to Agent may reasonably request; and

(d)         No Default or Event of Default shall have occurred and be continuing under either Loan Agreement after giving effect to the terms of this Amendment.

Section 6          Further Assurances

Each Borrower hereby agrees to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

Section 7          Payment of Expenses

Borrowers shall pay or reimburse Agent and Lenders for their reasonable fees of external counsel and other expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

Section 8          Reaffirmation of Loan Agreement

Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, are hereby reaffirmed and shall continue in full force and effect as therein written.

Section 9          Confirmation of Indebtedness

Borrowers confirm and acknowledge that as of the close of business on September 30, 2014, Borrowers were indebted to Lenders for the (a) Advances under the Loan Agreement without any deduction, defense, setoff, claim or counterclaim, of any nature, in the aggregate principal amount of $22,817,930.38 due on account of Revolving Advances and $0.00 on account of undrawn Letters of Credit, plus in each case all fees, costs and expenses incurred to date in connection with the Loan Agreement.

Section 10        Miscellaneous

(a)          Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b)          Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c)          Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d)          Governing Law. The terms and conditions of this Amendment shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by the laws of the State of New York without regard to any conflicts of laws principles.

(e)          Counterparts. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or pdf transmission shall be deemed to be an original signature hereto.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written,

BORROWERS:

TRG CUSTOMER SOLUTIONS, INC.

By:
	Name:	Stephen M. Kezirian
	Title:	Chief Executive Officer

PNC BANK, NATIONAL ASSOCIATION as Lender and as Agent

By:	/s/ Jacqueline MacKenzie
Jacqueline MacKenzie, Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO
REVOLVING CREDIT AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWERS:

TRG CUSTOMER SOLUTIONS, INC.

By:	/s/ Stephen M. Kezirian
	Name:	Stephen M. Kezirian
	Title:	Chief Executive Officer

PNC BANK, NATIONAL ASSOCIATION as Lender and as Agent

By:	/s/ Jacqueline MacKenzie
Jacqueline MacKenzie, Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO
REVOLVING CREDIT AND SECURITY AGREEMENT]